Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
Each of the undersigned, Robert J. Palmisano and Lance A. Berry, certifies pursuant to Rule 13a-14(b) under the United States Securities Exchange Act of 1934 (Exchange Act) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that to the best of my knowledge:
(1) this Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2020 (Report) of Wright Medical Group N.V. (Company) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: July 28, 2020

/s/ Robert J. Palmisano
Robert J. Palmisano
President and Chief Executive Officer

/s/ Lance A. Berry
Lance A. Berry
Executive Vice President, Chief Financial and Operations Officer

This certification shall not be deemed "filed" for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the United States Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.